UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[_]	Preliminary Information Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

LIVESTAR ENTERTAINMENT GROUP, INC.
(Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     No fee required.

(1)     Title of each class of securities to which transaction applies:
(2)     Aggregate number of securities to which transactions applies:
(3)     Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)     Proposed maximum aggregate value of transaction:
(5)     Total fee paid:

[_]     Fee paid previously with preliminary materials.

[_]     Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
(2)     Form, schedule or registration statement no.:
(3)     Filing party:
(4)     Date filed:

For Additional Information Contact:
Gary Henrie, ESQ.
702-616-3093

LIVESTAR ENTERTAINMENT GROUP, INC.
4th Floor 62 W. 8th Avenue
Vancouver, BC V5Y 1M7
TELEPHONE (604) 682-6541

January 18, 2005

To Our Stockholders:

        The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, December 22, 2004 that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of resolutions which will accomplish the following:

—    Amend our articles of incorporation to change the name of the corporation to JUPITER GLOBAL HOLDINGS CORP.;

        We have a consenting stockholder, Ray Hawkins, our president and director, who holds 80,060,000 shares of our Series B preferred stock. Mr. Hawkins will vote in favor of the proposed corporate actions. Mr. Hawkins will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

        Pursuant to our amended certificate of designation establishing Series B preferred stock, each share of our currently issued and outstanding Series B preferred stock may be converted into one (1)fully paid and nonassessable shares of our common stock. The holders of record of outstanding shares of Series B preferred stock shall be entitled to cast on any matter to be voted upon by the holders of common stock of the corporation, that number of votes which the number of shares of common stock into which such outstanding Series B preferred stock is then convertible would be entitled to cast multiplied by 50.

        Therefore, Mr. Hawkins will have the power to vote 4,003,000,000 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

        Mr. Hawkins will vote in favor of the proposed amendment to our articles of incorporation to change the name of the corporation to JUPITER GLOBAL HOLDINGS CORP.

        This information statement is being mailed on or about January 18, 2005 to all stockholders of record as of December 22, 2004.

        We appreciate your continued interest in Livestar Entertainment Group, Inc.

Very truly yours, /s/ Ray Hawkins Ray Hawkins President

LIVESTAR ENTERTAINMENT GROUP, INC.
4th Floor 62 W. 8th Avenue
Vancouver, BC V5Y 1M7
TELEPHONE (604) 682-6541

INFORMATION STATEMENT

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

        This information statement is furnished to the holders of record at the close of business on December 22, 2004, the record date, of the outstanding common and preferred stock of Livestar Entertainment Group, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action by the holders of the majority of the votes of our stock which will accomplish the following:

—   Amend our articles of incorporation to change the name of the corporation to JUPITER GLOBAL HOLDINGS CORP.;

        This information statement will be sent on or about January 18, 2005 to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

        In accordance with our bylaws, our board of directors has fixed the close of business on December 22, 2004 as the record date for determining the stockholders entitled to notice of the above noted action. The amendments to our articles of incorporation require the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken.

        The quorum necessary to conduct business of the stockholders consists of a majority of the common and preferred stock issued and outstanding as of the record date. As of the record date, 65,229,465 shares of the common stock were issued and outstanding, 1 Share of our Series A preferred stock were issued and outstanding and 80,060,000 shares of our Series B preferred stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Each share of Series A preferred stock entitled the holder to 40 votes on all matters brought before the common stockholders. Each share of Series B preferred stock entitled the holder to 50 votes on all matters brought before the common stockholders.

        We have a consenting stockholder, Ray Hawkins, our president and director, who holds 80,060,000 shares of our Series B preferred stock. Mr. Hawkins will vote in favor of the proposed corporate actions. Mr. Hawkins will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

        Pursuant to our amended certificate of designation establishing Series B preferred stock, each share of our currently issued and outstanding Series B preferred stock may be converted into one (1)fully paid and nonassessable shares of our common stock The holders of record of outstanding shares of Series B preferred stock shall be entitled to cast on any matter to be voted upon by the holders of common stock of the corporation, that number of votes which the number of shares of common stock into which such outstanding Series B Stock is then convertible would be entitled to cast multiplied by 50.

        Therefore, Mr. Hawkins will have the power to vote 4,003,000,000 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

DISTRIBUTION AND COSTS

        We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

        Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS’ RIGHT OF APPRAISAL

        No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

BACKGROUND

        THE COMPANY Livestar Entertainment Group, Inc. (formerly, RRUN Ventures Network Inc., United Management Inc.) (the “Company”) is incorporated in the State of Nevada and is in the Amusement Services Sector of the Entertainment Industry.

PROPOSAL I

AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE ITS NAME TO “JUPITER GLOBAL HOLDINGS CORP.”

        The Company’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Company’s name to ” JUPITER GLOBAL HOLDINGS CORP.” The Board of Directors believes that this amendment is in the Company’s best interests because it will more accurately reflect its planned business model as a holding company with diversified interests outside of the entertainment industry. The proposed amendment will not have any material affect on the Company’s business, operations, reporting requirements or stock price. Stockholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to the Company’s transfer agent. The Company will file a certificate of amendment to the articles incorporation changing the Company’s name. The certificate of amendment to the articles of incorporation of LIVESTAR Entertainment Group, Inc. will be substantially in the form attached to this Proxy Statement as Exhibit A.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE ITS NAME TO “JUPITER GLOBAL HOLDINGS CORP.”

Security Ownership of Certain Beneficial Owners and Management

The following table lists as of December 22, 2004, the beneficial ownership of LIVESTAR’s common stock by each person known by LIVESTAR to beneficially own more than 5% of LIVESTAR’s common stock outstanding and by the officers and directors of LIVESTAR as a group. Except as otherwise indicated, all shares are owned directly. LIVESTAR knows of no other person who is the beneficial owner of more than five percent of LIVESTAR’s common stock. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned
	Number	Percent
550605 B.C. Ltd	3(1)	**%
4th Floor, 62 W. 8th Avenue
Vancouver, B.C. V5Y 1M7

Ray A. Hawkins	80,060,006	55.1
#71-1075 Granville Street
Vancouver, B.C. V6Z 1L4

RYM Management Ltd (fka 631575 BC Ltd)	1 (2	**%
71 - 1075 Granville St
Vancouver, BC
Canada V6Z 1L4

Edwin Kwong	8(3)	**%
#5 - 744 West 7th Avenue
Vancouver, B.C. V5Z 1B8

All LIVESTAR directors and officers as a group (2	80,060,015	55.1
persons)

(1)     Ray A. Hawkins owns 74% of 550605 B.C. Ltd.

(2)     Ray A. Hawkins owns 100% of RYM Management Ltd.

(3)     Includes shares issuable upon the exercise of options within 60 days.

(4)     Includes shares issuable upon the conversion of 80,060,000 Series B Preferred Shares, with the Conversion Rights of 1 Common Shares to 1 Preferred Share.

** less than 1%

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390)

1.     The name of this corporation is LIVESTAR Entertainment Group, Inc.

2.     The articles have been amended as follows:

Section 1. of the Articles of Incorporation is amended to read in its entirety as follows:

1. NAME OF THE CORPORATION: JUPITER GLOBAL HOLDINGS CORP.;

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: %.

4. Signature

/s/ Ray Hawkins
Ray Hawkins
President